SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2001

CISCO SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-18225 (Commission File Number)	77-0059951 (IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California (Address of Principal Executive Offices)	95134-1706 (Zip Code)

Registrant’s telephone number, including area code: (408) 526-4000

Item 5. Other Events.

          On July 27, 2001, Cisco Systems, Inc. (the “Registrant”) announced that it agreed to acquire Allegro Systems, Inc., a Delaware corporation, for up to approximately $181,000,000 in Registrant stock. A copy of the press release issued by the Registrant on July 27, 2001 concerning the foregoing transaction is filed herewith as Exhibit 20.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

20.1	Press Release of Registrant, dated July 27, 2001, announcing Registrant’s agreement to acquire Allegro Systems, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC

Dated: July 27, 2001	By:	/s/ DANIEL SCHEINMAN Daniel Scheinman Senior Vice President, Corporate Affairs

EXHIBIT INDEX

Exhibit
Number	Description of Document

20.1	Press Release of Registrant, dated July 27, 2001, announcing Registrant’s agreement to acquire Allegro Systems, Inc.